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EXHIBIT 10.16

FIRST AMENDMENT TO
OPERATING AGREEMENT OF
TAMARACK CROSSING, LLC

    This First Amendment to the Operating Agreement of Tamarack Crossing, LLC, a Nevada limited liability company (this "Amendment") is made this 29th day of June, 2001, by and among its Members and Managers, who covenant and agree as follows:

    1.  The Company was organized on July 27, 2000, the filing of its articles of organization with the office of the Nevada Secretary of State. The original members of the Company entered into that certain operating agreement, dated December 13, 2000 (the "Operating Agreement"). Except as otherwise defined in this First Amendment, defined terms used shall have the meanings set forth in the Operating Agreement for such terms.

    2.  The Members and Managers hereby further amend the Operating Agreement by the substitution of the Schedule "1" Membership Information and Initial Capital Contribution attached hereto in replacement of the Schedule "1" Membership Information and Initial Capital Contribution previously agreed upon by the Members. This Amendment sets forth the ownership of membership interests in the Company after the Sullivan Family Trust agreed to own an additional twenty-one and one quarter percent (21.25%) percentage interest reflecting two hundred twelve and one-half (212.50) Units of the four hundred twenty-five (425) Units originally assigned to Eldorado Resorts, LLC in consideration for the Sullivan Family Trust's contribution of $3,400,000 to the Company in the place and stead of Eldorado Resorts, LLC.

    3.  Except where expressly in conflict with the terms hereof, the undersigned hereby ratify, confirm and reaffirm the terms and conditions of the Operating Agreement in all other respects except as modified by this amendment and the Manager(s) hereby accepts and consents to this Amendment as Manager(s) of the Company. The Operating Agreement as amended is and shall remain in force and effect.

    4.  This Amendment may be executed in any number of counterparts by facsimile signatures with the same effect as if all of the parties hereto were to have physically signed the same document, at the same time and at the same place. All counterparts shall be construed together and shall constitute the Amendment.

    IN WITNESS WHEREOF, the parties have entered into this Amendment to the Agreement as of the day first above set forth.

Manager(s):	Manager(s):

/s/ Robert J. Sullivan Robert J. Sullivan	/s/ Robert E. Armstrong Robert E. Armstrong

/s/ Robert E. Armstrong Robert E. Armstrong	/s/ Donald L. Carano Donald L. Carano

/s/ Donald L. Carano Donald L. Carano	/s/ Patrick C. Sullivan Patrick C. Sullivan

/s/ Patrick C. Sullivan Patrick C. Sullivan	Eldorado Resorts, LLC, a Nevada limited liability company
Recreational Enterprises, Inc., a
Eldorado Resorts, LLC, a Nevada limited	Nevada corporation
liability company
Recreational Enterprises, Inc., a	By: /s/ Donald L. Carano
Nevada corporation	Its: President
By: /s/ Donald L. Carano	The Robert and Nana Sullivan Family
Its: President	Trust (u/d/t: December 30, 1997)

/s/ Robert J. Sullivan Robert J. Sullivan, Trustee

/s/ Nana G. Sullivan Nana G. Sullivan, Trustee

"SCHEDULE "1"

    Membership Information and Initial Capital Contribution
of Tamarack Crossing, LLC

Member Name and Address	Initial Contribution	Number of Units	Percentage Interests
The Robert and Nana Sullivan Family Trust (u/d/t: December 30, 1997) 1490 Skyline Blvd. Reno, NV 89509	$10,200,000.00	637.5	63.75%
Eldorado Resorts, LLC, a Nevada limited liability company Fourth & Virginia Streets, P.O. Box 3399, Reno, Nevada 89505	$3,400,000.00	212.5	21.25%
Robert E. Armstrong 1750 Skyline Blvd., Reno, Nevada 89509	$800,000.00	50	5.00%
Donald L. Carano 2170 Dant Blvd., Reno, NV 89509	$800,000.00	50	5.00%
Patrick C. Sullivan 2317 Dant Court, Reno, NV 89509	$800,000.00	50	5.00%
TOTALS	$16,000,000.00	10	100.00%

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FIRST AMENDMENT TO OPERATING AGREEMENT OF TAMARACK CROSSING, LLC
"SCHEDULE "1"